Exhibit 10(iii)

CONSENT OF COUNSEL

I consent to the incorporation by reference in this Post-Effective Amendment No. 8 (“Post-Effective Amendment No. 8”) of Registration Statement File No. 333-54016 of MetLife Investors Variable Annuity Account Five on Form N-4 to the reference to me under the caption “Legal Matters” contained in the Statement of Additional Information in Post-Effective Amendment No. 6 to Registration Statement File No. 333-54016 which is incorporated by reference under this Post-Effective Amendment No. 8.

/s/    Richard C. Pearson

Richard C. Pearson, General Counsel

MetLife Investors Insurance Company of California

Newport Beach, California

July 12, 2004